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                                                                      Exhibit 5



                                 July 30, 1999



First Liberty Financial Corp.
201 Second Street
P.O. Box 4388
Macon, Georgia 31297

         Re:   First Liberty Financial Corp.
               Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to First Liberty Financial Corp., a Georgia corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") covering 653,070 shares (the "Shares") of common stock of the Company, $1.00 par value per share (the "Common Stock"). The Shares being registered are being sold by certain stockholders whose names are set forth on Appendix A hereto (such stockholders are referred to herein collectively as the "Selling Stockholders").

         The opinion hereinafter set forth is given to the Company pursuant to
Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matters set forth in numbered paragraph 1 below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation and Bylaws, as restated or amended, of the Company; the Agreement and Plan of Merger dated October 30, 1998, as amended by the First Amendment to Agreement and Plan of Merger by and between the Company, Vidalia Bancshares, Inc. and First Community Bank of Vidalia (the "Merger

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First Liberty Financial Corp.
July 30, 1999
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Agreement"); the Registration Rights Agreement dated April 1, 1999 by and between the Company and the Selling Stockholders (the "Registration Rights Agreement"); and the resolutions adopted by the Board of Directors of the Company authorizing, approving and ratifying the Merger Agreement, the Registration Rights Agreement and the preparation and filing of the Registration Statement. In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company and the Selling Stockholders where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in an officer's certificate of the Company and certificates of, and other information obtained from, public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the Business Corporation Code of the State of Georgia (the "Georgia Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than laws set forth in the Georgia Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the offering and sale of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1) the 653,070 Shares to be registered are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                             Very truly yours,


                                             LONG ALDRIDGE & NORMAN LLP

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First Liberty Financial Corp.
July 30, 1999
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                                   APPENDIX A

                          NAME OF SELLING STOCKHOLDERS

                               Fisher L. Barfoot
                                Glenn H. Durden
                                 C. Paul Eason
                               Thomas W. Findlay
                               Charles M. Holland
                               John E. Ladson III
                               Anice W. McArthur
                               Frank L. McDonald
                             Russell M. Moses, Sr.
                                 M.W. Oxley III